EXHIBIT 23.2
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        CONSENT OF PREDECESSOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     Pursuant to Securities Act Rule 437a,  written  consent by Arthur  Andersen
LLP is not required because:

  1. The registrant has not already obtained the written consent that would be required if not for this temporary rule,

  2. The registrant is not able to obtain written consent after reasonable efforts, and

  3. The registrant believes there will be no limitation on recovery by investors posed by the lack of consent.